EXHIBIT 5.1

         [LETTERHEAD OF FRIED, FRANK, HARRIS, SHRIVER & JACOBSON]







                                                                212-859-8000
June 23, 1998                                             (FAX: 212-859-4000)
Allied Waste Industries, Inc.
Allied Waste North America, Inc.
Subsidiary Guarantors Listed on Schedules A Through O hereto
15880 North Greenway-Hayden Loop, Suite 100
Scottsdale, Arizona  85260

Ladies and Gentlemen:

          We are acting as special counsel to Allied Waste Industries, Inc., a Delaware corporation (the "Company"), its wholly-owned subsidiary, Allied Waste North America, Inc., a Delaware corporation ("AWNA"), and each of the subsidiaries of AWNA listed on Schedules A through O hereto (the "Subsidiary Guarantors") in connection with the Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the contemplated issuance by the Company and/or AWNA from time to time of up to U.S. $800,000,000 aggregate public offering price or the equivalent thereof in one or more foreign currencies, currency units or composite currencies of
(i) shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), (ii) shares of the Company's Preferred Stock, par value $.10 per share (the "Preferred Stock"), (iii) senior debt securities of the Company (the "Senior Company Debt Securities"), to be issued pursuant to an indenture (the "Senior Company Indenture") to be entered into between the Company and First Trust National Association, as trustee (the "Senior Company Trustee"), (iv) subordinated debt securities of the Company (the "Subordinated Company Debt Securities" and, together with the Senior Company Debt Securities, the "Company Debt Securities") to be issued pursuant to an indenture (the "Subordinated Company Indenture" and, together with the Senior Company Indenture, the "Company Indentures") to be entered into between the Company and First Trust National Association, as trustee (the "Subordinated Company Trustee" and, together with the Senior Company Trustee, the "Company Trustees"), (v) warrants to purchase Common Stock, Preferred Stock or Company Debt Securities as shall be designated by the Company at the time of the offering (the "Warrants"), (vi) senior debt securities of AWNA (the "Senior AWNA Debt Securities"), which shall be unconditionally guaranteed, jointly and severally, on a senior basis, as to the payment of principal, premium, if any, and interest by the Company and the Subsidiary Guarantors (the "Senior Guarantees"), to be issued pursuant to an indenture (the "Senior AWNA Indenture") to be entered into by and among AWNA, the Company, the Subsidiary Guarantors and First Trust National Association, as trustee (the "Senior AWNA Trustee"), (vii) subordinated debt securities of AWNA (the "Subordinated AWNA Debt Securities" and, together with the Senior AWNA Debt Securities, the "AWNA Debt Securities") which shall be unconditionally guaranteed, jointly and severally, on a subordinated basis, as to payment of principal, premium, if any, and interest by the Company and the Subsidiary Guarantors (the "Subordinated Guarantees"), to be issued pursuant to an Indenture (the "Subordinated AWNA Indenture" and, together with the Senior AWNA Indenture, the "AWNA Indentures"), to be entered into by AWNA, the Company, the Subsidiary Guarantors and First Trust National Association, as trustee (the "Subordinated AWNA Trustee" and, together with the Senior AWNA Trustee, the "AWNA Trustees"). The Subsidiary Guarantors' obligations under the Senior Guarantees and the Subordinated Guarantees will be unconditionally guaranteed on a senior and subordinated basis, respectively, by the Company (the "Allied Senior Guarantee" and "Allied Subordinated Guarantee," respectively, and, together with the Senior Guarantees and the Subordinated Guarantees, the "Guarantees"). The Company Debt Securities and the AWNA Debt Securities are referred to collectively herein as the "Debt Securities" and the Company Indentures and the AWNA Indentures are referred to collectively herein as the "Indentures." Capitalized terms used herein have the meanings set forth in the Registration Statement, unless otherwise defined herein.

          We have examined the originals, or certified, conformed or reproduction copies, of all such records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinions hereinafter expressed. In all such examinations, we have assumed the genuineness of all signatures, the authenticity of all original or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. We also have assumed, with respect to all parties to agreements or instruments relevant hereto other than the Company, AWNA and the Subsidiary Guarantors, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to various questions of fact relevant to such opinions, we have relied upon, and have assumed the accuracy of, certificates and oral or written statements and other information of or from public officials, officers or representatives of the Company, AWNA and the Subsidiary Guarantors, and others.

          Based upon the foregoing and subject to the limitations set forth herein, we are of the opinion that:

          1. The shares of Common Stock, when the terms of the issuance and sale thereof have been duly approved by the Board of Directors of the Company in conformity with the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation"), and when issued and delivered against payment therefor for an amount in excess of the par value thereof, and, if issued upon the exercise or conversion of any Warrants or Debt Securities, issued and delivered as contemplated by the terms thereof and of the Warrant Agreement or the applicable Indenture, respectively, relating thereto, will be validly issued, fully paid and non-assessable.

          2. Upon the fixing of the designations, relative rights, preferences and limitations of any series of Preferred Stock by the Board of Directors of the Company and proper and valid filing with the Office of the Secretary of State of the State of Delaware, Division of Corporations, of a Certificate of Designations setting forth the powers, designations, preferences and relative, participating, optional or other rights, if any, or the qualifications, limitations or restrictions thereof, if any, with respect to such series of Preferred Stock, all in accordance with Section 151 of the General Corporation Law of the State of Delaware and in conformity with the Certificate of Incorporation and upon the approval by the Board of Directors of the Company of the specific terms of the issuance, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of such series of Preferred Stock proposed to be sold by the Company, and when such shares of Preferred Stock are issued and delivered against payment therefor for an amount in excess of the par value thereof, and, if issued upon the exercise or conversion of any Warrants or Debt Securities, issued and delivered as contemplated by the terms thereof and of the Warrant Agreement or the applicable Indenture, respectively, relating thereto, such shares will be validly issued, fully paid and non-assessable.

          3. Assuming the Senior Company Indenture is duly executed and delivered by the Company and duly authorized, executed and delivered by the Senior Company Trustee, when the terms of the Senior Company Debt Securities and their issue and sale have been duly established in conformity with the Senior Company Indenture so as not to violate any applicable law or agreement or instrument then binding on the Company, the Senior Company Debt Securities have been duly executed and authenticated in accordance with the terms of the Senior Company Indenture and issued and sold as contemplated in the Registration Statement, and, if issued upon the exercise or conversion of any Warrants, issued and delivered as contemplated by the terms thereof and of the Warrant Agreement relating thereto, the Senior Company Debt Securities will constitute valid and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other laws now or hereafter in effect affecting creditors' rights generally and (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness), whether considered in a proceeding in equity or at law.

          4. Assuming the Subordinated Company Indenture is duly executed and delivered by the Company and duly authorized, executed and delivered by the Subordinated Company Trustee, when the terms of the Subordinated Company Debt Securities and their issue and sale have been duly established in conformity with the Subordinated Company Indenture so as not to violate any applicable law or agreement or instrument then binding on the Company, the Subordinated Company Debt Securities have been duly executed and authenticated in accordance with the terms of the Subordinated Company Indenture and issued and sold as contemplated in the Registration Statement, and, if issued upon the exercise or conversion of any Warrants, issued and delivered as contemplated by the terms thereof and of the Warrant Agreement relating thereto, the Subordinated Company Debt Securities will constitute valid and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other laws now or hereafter in effect affecting creditors' rights generally and (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness), whether considered in a proceeding in equity or at law.

          5. When the issuance, execution and delivery by the Company of any of the Warrants shall have been duly authorized by all necessary corporate action of the Company, the Warrant Agreement relating thereto shall have been executed and delivered by the respective parties thereto and such Warrants shall have been duly executed and delivered by the Company, countersigned by the Warrant Agent relating thereto and sold as contemplated by the Registration Statement and the Warrant Agreement relating thereto, assuming that the terms of such Warrants are in compliance with then applicable law, such Warrants will be validly issued and will be enforceable against the Company in accordance with their terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other laws now or hereafter in effect affecting creditors' rights generally and (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness), whether considered in a proceeding in equity or at law.

          6. Assuming that the Senior AWNA Indenture is duly executed and delivered by AWNA, the Company and the Subsidiary Guarantors and duly authorized, executed and delivered by the Senior AWNA Trustee, when the terms of the Senior AWNA Debt Securities and their issue and sale and the related Senior Guarantees and Allied Senior Guarantee have been duly established in conformity with the Senior AWNA Indenture so as not to violate any applicable law or agreement or instrument then binding on AWNA, the Company or the Subsidiary Guarantors, the Senior Guarantees and the Allied Senior Guarantee have been endorsed on the Senior AWNA Debt Securities and executed in accordance with the terms of the Senior AWNA Indenture and the Senior AWNA Debt Securities have been duly executed and authenticated in accordance with the terms of the Senior AWNA Indenture and issued and sold as contemplated in the Registration Statement, and, if issued upon the exercise or conversion of any Warrants, issued and delivered as contemplated by the terms thereof and of the Warrant Agreement relating thereto, the Senior AWNA Debt Securities will constitute valid and binding obligations of AWNA, the Company and the Subsidiary Guarantors, the Senior Guarantees will constitute valid and binding obligations of the Company and the Subsidiary Guarantors, and the Allied Senior Guarantee will constitute a valid and binding obligation of the Company, subject in each case to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other laws now or hereafter in effect affecting creditors' rights generally and (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness), whether considered in a proceeding in equity or at law.

          7. Assuming that the Subordinated AWNA Indenture is duly executed and delivered by AWNA, the Company and the Subsidiary Guarantors and duly authorized, executed and delivered by the Subordinated AWNA Trustee, when the terms of the Subordinated AWNA Debt Securities and their issue and sale and the related Subordinated Guarantees and Allied Subordinated Guarantee have been duly established in conformity with the Subordinated AWNA Indenture so as not to violate any applicable law or agreement or instrument then binding on AWNA, the Company or the Subsidiary Guarantors, the Subordinated Guarantees and the Allied Subordinated Guarantee have been endorsed on the Subordinated AWNA Debt Securities and executed in accordance with the terms of the Subordinated AWNA Indenture and the Subordinated AWNA Debt Securities have been duly executed and authenticated in accordance with the terms of the Subordinated AWNA Indenture and issued and sold as contemplated in the Registration Statement, and, if issued upon the exercise or conversion of any Warrants, issued and delivered as contemplated by the terms thereof and of the Warrant Agreement relating thereto, the Subordinated AWNA Debt Securities will constitute valid and binding obligations of AWNA, the Company and the Subsidiary Guarantors, the Subordinated Guarantees will constitute valid and binding obligations of the Company and the Subsidiary Guarantors, and the Allied Subordinated Guarantee will constitute a valid and binding obligation of the Company subject in each case to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other laws now or hereafter in effect affecting creditors' rights generally and (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness), whether considered in a proceeding in equity or at law.

          We express no opinion as to the legality, validity, binding effect or enforceability of any provision of the Debt Securities, the Indentures or the Guarantees providing for payments thereunder in a currency other than currency of the United States of America to the extent that a court of competent jurisdiction will under applicable law convert any judgment rendered in such other currency into currency of the United States of America or to the extent that payment in a currency other than currency of the United States of America is contrary to applicable law. In this connection, we note that, as of the date of this opinion, in the case of a Debt Security denominated in a foreign currency, a state court in the State of New York rendering a judgment on such Debt Security would be required under Section 27 of the New York Judiciary Law to render such judgment in the foreign currency in which the Debt Security is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.

          This opinion is expressly limited to the laws of the State of New York and, to the extent required by the foregoing opinion, the General Corporation Law of the State of Delaware.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the captions "Validity of Securities" in the Prospectus and "Validity of Securities" in any Prospectus Supplement forming a part of the Registration Statement. In giving these consents, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

          The opinions expressed herein are solely for the benefit of the Company, AWNA, the Subsidiary Guarantors and First Trust National Association, as trustee under each of the Indentures (who may rely on this letter as though it were an addressee) and may not be relied upon in any manner or for any purpose by any other person and may not be quoted in whole or in part without our prior written consent.

                                          Very truly yours,

                              FRIED, FRANK, HARRIS, SHRIVER & JACOBSON


                              By:         /s/ David C. Golay
                                 -------------------------------------
                                            David C. Golay

                                 SCHEDULE A
                           SUBSIDIARY GUARANTORS

      Able Sanitation, Inc.                       Metropolitan Disposal, Inc.
      Adrian Landfill, Inc.                         Monarch Disposal, Inc.
  Aegis of Brunswick County, Inc.              Newton County Development Corp.
       Allied Cartage, Inc.                         Northwest Recycling, Inc.
Allied Waste Industries (Southwest), Inc.     Oakland Heights Development, Inc.
Allied Waste Industries of Illinois, Inc.     Ooms Bros. Disposal Service, Inc.
 Allied Waste Industries of Indiana, Inc.              Otay Landfill, Inc.
Allied Waste Industries of Plymouth, Inc.         Ottawa County Landfill, Inc.
  Allied Waste of California, Inc.               Palomar Transfer Station, Inc.
  Allied Waste of New Jersey, Inc.                      R. 18, Inc.
 Allied Waste Rural Sanitation, Inc.              Rabanco Acquisition Company
        Americal, Inc.                         Rabanco Acquisition Company Two
American Materials Recycling Corp.            Rabanco Acquisition Company Three
   American Transfer Company, Inc.             Rabanco Acquisition Company Four
Apache Junction Landfill Corporation           Rabanco Acquisition Company Five
       Area Disposal, Inc.                      Rabanco Acquisition Company Six
    Belleville Landfill, Inc.                  Rabanco Acquisition Company Seven
      Borrego Landfill, Inc.                   Rabanco Acquisition Company Eight
 Brickyard Disposal & Recycling, Inc.           Rabanco Acquisition Company Nine
       Celina Landfill, Inc.                    Rabanco Acquisition Company Ten
    Central Sanitary Landfill, Inc.           Rabanco Acquisition Company Eleven
Chambers Development of North Carolina, Inc.  Rabanco Acquisition Company Twelve
       Champion Recycling, Inc.                     Ramona Landfill, Inc.
     Cherokee Run Landfill, Inc.                           RCS, Inc.
       Citizens Disposal, Inc.                      Recycling Associates, Inc.
       Clarkston Disposal, Inc.                  Reliable Rubbish Disposal, Inc.
   Community Refuse Disposal, Inc.                  Roxana Landfill, Inc.
             CRX, Inc.                  Rural Sanitation of North Carolina, Inc.
    Denver Regional Landfill, Inc.                 S & S Environmental, Inc.
         Dinverno, Inc.                               Sanitran, Inc.
     Dinverno Recycling, Inc.                     San Marcos NCRRF, Inc.
    Dopheide Sanitary Service, Inc.            Sanitary Disposal Service, Inc.
    Duncan Disposal Service, Inc.                  Saugus Disposal, Inc.
    East Coast Waste Systems, Inc.                Sauk Trail Development, Inc.
ECDC Environmental of Humbolt County, Inc.         Selas Enterprises Ltd.
         ECDC Holdings, Inc.                    Streator Area Landfill, Inc.
        Enviro Carting, Inc.                      Sycamore Landfill, Inc.
       Enviro Recycling, Corp.               Total Solid Waste Recyclers, Inc.
   Environmental Development Corp.                 Turnpike Leasing, Inc.
  Environmental Reclamation Company
    Golden Eagle Disposals, Inc.  United Waste Systems of Central Michigan, Inc.
   Harland's Sanitary Landfill, Inc.     Upper Rock Island County Landfill, Inc.
Illiana Disposal Service, Inc.                   Vining Disposal Service, Inc.
        Illinois Landfill, Inc.              Vinnie Monte's Waste Systems, Inc.
Industrial Services of Illinois, Inc.          Wayne County Landfill IL, Inc.
  Laidlaw Waste Systems (Dallas) Inc.          Williams County Landfill, Inc.
 Laidlaw Waste Systems (Fort Worth) Inc.        World Sanitation Corporation
  Laidway Waste Systems (Houston) Inc.
 Laidlaw Waste Systems (Kansas City) Inc.
   Laidlaw Waste Systems (Texas) Inc.
     Lee County Landfill, Inc.
Louis Pinto & Son, Inc., Sanitation Contractors
        MCM Sanitation, Inc.



                                 SCHEDULE B
                           SUBSIDIARY GUARANTORS


                                 AAWI, Inc.
                   Allied Acquisition Pennsylvania, Inc.
                        Allied Acquisition Two, Inc.
                Allied Enviro Engineering, Inc. (Tex. corp.)
                Allied Enviroengineering, Inc. (Del. corp.)
                         Allied Waste Alabama, Inc.
                         Allied Waste Company, Inc.
                   Allied Waste Hauling of Georgia, Inc.
                  Allied Waste Industries (Arizona), Inc.
                  Allied Waste Industries (Colorado), Inc.
                 Allied Waste Industries (New Mexico), Inc.
                  Allied Waste Industries of Alamosa, Inc.
                  Allied Waste Industries of Georgia, Inc.
                 Allied Waste Industries of New York, Inc.
             Allied Waste Industries of Northwest Indiana, Inc.
                 Allied Waste Industries of Tennessee, Inc.
                    Allied Waste Landfill Holdings, Inc.
                     Allied Waste of Long Island, Inc.
                    Allied Waste Services, Inc. (MA)
                      Allied Waste Services, Inc. (TX)
                  Allied Waste Systems, Inc. (Del. corp.)
                     Allied Waste Transportation, Inc.
                              Autoshred, Inc.
                           AWIN Management, Inc.
                             City Garbage, Inc.
                        Containerized, Inc. of Texas
                           Cousins Carting, Inc.
                          EOS Environmental, Inc.
                             L&M Disposal, Inc.
                Nationswaste Catawba Regional Landfill, Inc.
                             Nationswaste, Inc.
                     Northeast Sanitary Landfill, Inc.
             Organized Sanitary Collectors and Recyclers, Inc.
                Oscar's Collection Systems of Fremont, Inc.
                        Pinal County Landfill Corp.
                           S & S Recycling, Inc.
                            Service Waste, Inc.
                   Super Services Waste Management, Inc.
                            Tricil (N.Y.), Inc.
                           W.J. Flyte Corporation
                              Wastehaul, Inc.

                                 SCHEDULE C
                           SUBSIDIARY GUARANTORS

                    Allied Waste Systems Holdings, Inc.

                                 SCHEDULE D
                           SUBSIDIARY GUARANTORS

                      Allied Waste North America, Inc.

                                 SCHEDULE E
                           SUBSIDIARY GUARANTORS

                          Allied Nova Scotia, Inc.

                                 SCHEDULE F
                           SUBSIDIARY GUARANTORS

                         AWIN Leasing Company, Inc.

                                 SCHEDULE G
                           SUBSIDIARY GUARANTORS

                            Allied Services, LLC
                      Allied Waste of New Jersey, LLC
                      Anderson Regional Landfill, LLC
                       Anson County Landfill NC, LLC
                          Bridgeton Landfill, LLC
                  Brunswick Waste Management Facility, LLC
                        Butler County Landfill, LLC
                           Crow Landfill TX, LLC
                          ECDC Environmental, L.C.
                       Ellis County Landfill TX, LLC
                        Ellis Scott Landfill MO, LLC
                       Great Plains Landfill OK, LLC
                        Jefferson City Landfill, LLC
                        Lee County Landfill SC, LLC
                            Lemons Landfill, LLC
                          Northeast Landfill, LLC
                        Oklahoma City Landfill, LLC
                         Pinecrest Landfill OK, LLC
                           Show-Me Landfill, LLC
                          Southeast Landfill, LLC

                                 SCHEDULE H
                           SUBSIDIARY GUARANTORS

                       Consolidated Processing, Inc.

                                 SCHEDULE I
                           SUBSIDIARY GUARANTORS

                          Camelot Landfill TX, LP
                           Crow Landfill TX, L.P.
                       Ellis County Landfill TX, L.P.
                         Fort Worth Landfill TX, LP
                          Mesquite Landfill TX, LP
                      Pine Hill Farms Landfill TX, LP
                        Turkey Creek Landfill TX, LP

                                 SCHEDULE J
                           SUBSIDIARY GUARANTORS

                    Allied Gas Recovery Systems, L.L.C.

                                 SCHEDULE K
                           SUBSIDIARY GUARANTORS

                    Allied Waste Holdings (Canada) Ltd.

                                 SCHEDULE L
                           SUBSIDIARY GUARANTORS

                      County Line Landfill Partnership

                                 SCHEDULE M
                           SUBSIDIARY GUARANTORS

                        Illiana Disposal Partnership

                                 SCHEDULE N
                           SUBSIDIARY GUARANTORS

                       Key Waste Indiana Partnership

                                 SCHEDULE O
                           SUBSIDIARY GUARANTORS

                     Newton County Landfill Partnership